ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                      Computation of Re Per Share Earnings
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                                                                    Three Months Ended June 30,        Six Months Ended June 30,
                                                                   -----------------------------     -----------------------------
                                                                       1996             1995             1996             1995
                                                                   ------------     ------------     ------------     ------------
Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                   2,088,964        2,319,748        2,159,214        2,319,748
     Weighted average number of shares issued                             1,444           21,566            7,833           14,937
     Weighted average number of shares acquired                               -         (121,556)         (58,735)         (92,528)
     Dilutive stock options and warrants, based on the treasury
       stock method using average market prices                          55,795           22,128           50,067           19,784
                                                                   ------------     ------------     ------------     ------------
       Total                                                          2,146,203        2,241,886        2,158,380        2,261,941
                                                                   ============     ============     ============     ============

   Fully Diluted:
     Common shares outstanding, beginning of period                   2,088,964        2,319,748        2,159,214        2,319,748
     Weighted average number of shares issued                             1,444           21,566            7,833           14,937
     Weighted average number of shares acquired                               -         (121,556)         (58,735)         (92,528)
     Dilutive stock  options and  warrants,  based on the
       treasury stock method using the market price at the
       end of the period if higher than the average market price         60,194           22,128           61,167           23,661
                                                                   ------------     ------------     ------------     ------------
       Total                                                          2,150,602        2,241,886        2,169,480        2,265,818
                                                                   ============     ============     ============     ============
Earnings:
   Earnings from continuing operations                             $    271,515    $     361,488     $    479,249     $    476,362
   Earnings from discontinued operations                                      -                -           21,545                -
                                                                   ------------     ------------     ------------     ------------
     Net earnings                                                  $    271,515     $    361,488     $    500,794     $    476,362
                                                                   ============     ============     ============     ============

Primary earnings per common and common equivalent share:
   Earnings from continuing operations                             $        .13     $        .16     $        .23     $        .21
   Earnings from discontinued operations                                      -                -              .01                -
                                                                   ------------     ------------     ------------     ------------
     Net earnings                                                  $        .13     $        .16     $        .23     $        .21
                                                                   ============     ============     ============     ============

Fully diluted earnings per common and common equivalent share:
   Earnings from continuing operations                             $        .13     $        .16     $       .22      $        .21
   Earnings from discontinued operations                                      -                -             .01                 -
                                                                   ------------     ------------     ------------     ------------
     Net earnings                                                  $        .13     $        .16     $       .23      $        .21
                                                                   ============     ============     ============     ============
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